UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 3, 2006
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Farmington Avenue, Hartford, CT (Address of principal executive offices)		06156 (Zip Code)

Registrant’s telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
At a meeting on January 3, 2006, Aetna Inc.’s (“Aetna’s”) Board of Directors named John W. Rowe, M.D., Aetna’s executive Chairman of the Board effective February 14, 2006. Dr. Rowe will retire from Aetna by the end of 2006. In connection with this change, on January 3, 2006, Aetna and Dr. Rowe entered into an amendment to Dr. Rowe’s existing employment agreement (the “Amendment”). See Item 5.02(b) below. The Amendment was approved by the Committee on Compensation and Organization of the company’s Board of Directors, which consists solely of independent directors.
The key terms of the Amendment are as follows:
•	Dr. Rowe will be subject to a longer, three year non-compete/non-solicitation period following his retirement in consideration of Aetna’s payment of $150,000 on each of the first, second and third anniversaries of his retirement. The non-compete/non-solicitation period could be extended, at Aetna’s request, for up to two additional one year periods in consideration of Aetna’s payment of an additional $150,000 per year.
•	If Dr. Rowe retires prior to December 31, 2006, he will be entitled to a pro-rata annual bonus for performance year 2006, calculated (consistent with historical methodologies) and paid at the same time as Aetna makes such calculations for and payments to its other senior executives.
•	Upon Dr. Rowe’s retirement, Aetna will enter into a consulting agreement with him. The significant terms of the consulting agreement are:
•	Initial term of three years, with two one-year renewals upon mutual agreement of Aetna and Dr. Rowe.

•	Dr. Rowe will perform assignments or consult, on business related issues, at the request of Aetna’s Chief Executive Officer or Board of Directors. Dr. Rowe will be paid $4,000 per full day and $2,000 per half day for these business related services.

•	In addition, at Aetna’s request, Dr. Rowe will continue to represent Aetna in community specific activities and boards, including serving as a Director of the Aetna Foundation. Dr. Rowe will not be paid under the agreement for these community specific activities and community related board service.

•	Dr. Rowe will not provide more than 25 full days of consulting services per calendar quarter.

•	Aetna will pay all of Dr. Rowe’s travel-related expenses incurred in performing services under the consulting agreement, including providing him with full access, on the same basis then applicable to Aetna’s senior executives, to Aetna’s travel facilities such as helicopter, aircraft and vehicles.

•	During the term of the consulting agreement, Aetna will make available to Dr. Rowe an office with appropriate support services.

•	During the term of the consulting agreement, Aetna will provide Dr. Rowe with computer and related information technology equipment and support on the same basis as such items and support are made available to Aetna’s senior executives at his office and two principal residences.

•	The consulting agreement will be terminable by either Aetna or Dr. Rowe on reasonable notice.
Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b)     At a meeting on January 3, 2006, Aetna Inc.’s (“Aetna’s”) Board of Directors named John W. Rowe, M.D., Aetna’s executive Chairman of the Board effective February 14, 2006. Dr. Rowe, age 61, has been Aetna’s Chief Executive Officer since December 13, 2000, and its Chairman since April 1, 2001, and will retire from Aetna by the end of 2006.
     (c)     At a meeting on January 3, 2006, Aetna’s Board of Directors named Ronald A. Williams Aetna’s President and Chief Executive Officer effective February 14, 2006. Mr. Williams, age 56, has been a Director of Aetna since September 27, 2002. Mr. Williams became President of Aetna on May 27, 2002, having served as Aetna’s Executive Vice President and Chief of Health Operations since March 15, 2001. Prior to joining Aetna, Mr. Williams held various executive positions from 1987 to 2001 at WellPoint Health Networks Inc. and its Blue Cross of California subsidiary. From October 1995 to March 1999, he served as Executive Vice President of the Blue Cross of California Businesses of WellPoint and as President of its Blue Cross of California subsidiary, and from April 1999 to March 2001, he served as Executive Vice President, Large Group Businesses, of WellPoint and as Group President of WellPoint’s Large Group Division. Mr. Williams is a director of Lucent Technologies Inc. (networks for communications service providers) and is a trustee of The Conference Board. He also serves on the Dean’s Advisory Council and the Corporate Visiting Committee at the Massachusetts Institute of Technology and has been elected a member of MIT’s Alfred P. Sloan Management Society.

The terms of Mr. Williams’ employment agreement dated December 5, 2003, were previously described in Aetna’s proxy statement dated March 21, 2005. Under the agreement, which is for a remaining term ending December 31, 2006, with one-year extensions running through 2013, Mr. Williams is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of at least 120% of base salary and a maximum annual bonus opportunity of at least 200% of base salary. In addition to certain other benefits, Mr. Williams will vest in a pension benefit in five equal annual installments beginning on April 2, 2001, and for each of calendar years 2005 through 2010, Mr. Williams will receive an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’ employment other than for “cause” (as defined in the agreement), death or disability, or Mr. Williams terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise. Mr. Williams also participates in Aetna’s incentive programs, which are described in more detail in Aetna’s proxy statement dated March 21, 2005. Mr. Williams’ employment agreement was filed as Exhibit 10.24 to Aetna’s Form 10-K filed on February 27, 2004.
The Committee on Compensation and Organization set Mr. Williams’ 2005 salary at $1,000,000, the same as for 2004. Mr. Williams’ compensation for 2006 has not yet been established.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date: January 4, 2006	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller